EXHIBIT 10.66

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AMENDMENT NUMBER 8 TO LOAN DOCUMENTS

This AMENDMENT NUMBER 8 TO LOAN DOCUMENTS (this “Eighth Amendment”) is entered into as of December 31, 2009, by and between GVEC RESOURCE IV INC. (the “Agent”), as Agent and as a Lender, and EMRISE CORPORATION, a Delaware corporation (“Parent”), and Parent’s Subsidiaries that are signatories hereto (collectively, with Parent, the “Borrowers” and each individually, a “Borrower”), with reference to the following facts:

A.                                   Borrowers, Agent and the Lenders named therein are parties to that certain Credit Agreement, dated as of November 30, 2007, as amended by that certain Amendment Number 1 to Loan Documents, dated as of August 20, 2008, that certain Amendment Number 2 to Loan Documents, dated as of February 12, 2009, that certain Forbearance Agreement and Amendment Number 3 to Loan Documents, dated as of March 20, 2009 (as amended by that certain Amendment to Forbearance Agreement and Amendment Number 3 to Loan Documents, dated as of April 9, 2009), that certain  Amendment Number 4 to Loan Documents, dated as of April 14, 2009, that certain  Amendment Number 5 to Loan Documents, dated as of August 14, 2009, that certain  Amendment Number 6 to Loan Documents, dated as of November 3, 2009, and that certain Amendment Number 7 to Loan Documents, dated as of November 13, 2009 (as further amended, restated, supplemented or modified from time to time, the “Credit Agreement”).

B.                                     As of the date hereof, there is owing under the Credit Agreement a principal amount of Thirteen Million Eight Hundred Eighty Eight Thousand Three Hundred Five Dollars ($13,888,305) (not including, to the extent applicable, any contingent obligations), accrued and unpaid interest in the amount of One Hundred Thirty Two Thousand Five Hundred Fifty Three Dollars ($132,553), legal fees and costs, plus all other outstanding amounts and costs of enforcement due under the Credit Agreement.  Such amount, plus accruing interest and costs and accrued and accruing attorneys’ fees and costs are hereinafter referred to herein as the “Existing Debt.”

NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

1.                                       Defined Terms.  Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Credit Agreement

2.                                       Acknowledgement of Liability.  As of the date of this Eighth Amendment, Borrowers owe Lenders an amount equal to the Existing Debt.  Each Borrower reaffirms all of its obligations under the Credit Agreement and hereby forever waives and relinquishes any and all claims, set-offs or defenses that any Borrower may now have with respect to the payment of sums due to Agent and the Lenders and the performance of other obligations under the Credit Agreement.  The security interests granted to Agent in the Credit Agreement in the Collateral remain perfected, first priority liens.

3.                                       Repayment.

(a)                                  Subject to the other terms and conditions of this Eighth Amendment, Borrowers shall continue to make all payments  on account of the Revolving Loan as they become due under the Credit Agreement.  Borrower shall repay the entire principal balance, all accrued but unpaid interest, and all other amounts owing to Agent on account of the Revolving Loan, on the earlier of (i) the Maturity Date or (ii) at such time as Borrowers repay all outstanding Obligations under the Credit Agreement.

(b)                                 Except as otherwise set forth herein, all existing and scheduled fees and costs, including but not limited to those payable to PEMG and/or Agent, shall be paid when due.

(c)                                  In consideration of the execution of this Eighth Amendment, Borrowers shall pay PEMG an advisory fee equal to Two Hundred Thousand Dollars ($200,000) (the “December Advisory Fee”), which fee shall be due and payable on the earlier of (i) the Maturity Date or (ii) at such time as Borrowers repay all outstanding Obligations under the Credit Agreement.  The December Advisory Fee shall be fully earned and nonrefundable as of the date of this Eighth Amendment.

4.                                       Ratification by Borrowers of Agent’s First Priority Security Interest in Collateral.  Each Borrower hereby confirms and ratifies Agent’s first priority lien and security interest in and to all Collateral.  Each Borrower shall execute such security

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

agreements, financing statements and other documents as Agent may from time to time reasonably request to carry out the terms of this Eighth Amendment and the Credit Agreement.  Each Borrower authorizes Agent to file such financing statements and amendments relating to the Collateral.  Such liens and security interests shall secure all of the obligations of Borrowers under this Eighth Amendment and the Credit Agreement.

5.                                       Reviews; Observer.  Agent shall have a right at any time after the date of this Eighth Amendment to appoint an outside observer, acceptable to Agent in its sole discretion, to review Borrower’s books and records, the Collateral, and Borrowers’ business operations, all at Borrower’s expense, which reviews shall occur at Agent’s option and in Agent’s sole discretion.  Notwithstanding the foregoing, unless an Event of Default shall have occurred prior thereto, Agent acknowledges and agrees that (i) it shall not appoint an observer pursuant to this Section 5 before February 25, 2010; (ii) Agent shall provide Parent no less than three (3) Business Days’ prior notice of the arrival of any such observer; (iii) such reviews shall occur at reasonable times agreed upon by the parties (or, during normal business hours, in the event the parties cannot agree upon such times) and without causing undue disruption to the business operations of Borrowers or the Foreign Subsidiaries (provided that Borrowers shall make available to the observer such members of Borrowers’ executive management as the observer shall reasonably request); and (iv) the reasonable expense associated with such observer shall be borne by Borrowers but shall not be due and payable until the earlier of (x) the Maturity Date or (y) at such time as Borrowers repay all outstanding Obligations under the Credit Agreement.

6.                                       Representations and Warranties.

(a)                                  Each Borrower hereby represents and warrants that, after giving effect to this Eighth Amendment, no Event of Default or failure of condition has occurred or exists, or would exist with notice or lapse of time or both under the Credit Agreement.

(b)                                 All representations and warranties of Borrowers in this Eighth Amendment and the Credit Agreement are true and correct as of the date hereof, and shall survive the execution of this Eighth Amendment.

7.                                       Amendments. The Credit Agreement is hereby amended as follows:

(a)                                  Schedule 1.1 of the Credit Agreement hereby is amended by adding the following definitions:

“Eighth Amendment” means that certain Amendment Number 8 to Loan Documents, dated as of December 31, 2009, by and among Borrowers, Agent and the Lenders party thereto.

“Eighth Amendment Effective Date” means that date on which each of the conditions precedent set forth in Section 9 of the Eighth Amendment has been satisfied.

(b)                                 Section 2.2(d) of the Credit Agreement hereby is amended and restated in its entirety to read as follows:

“(d)                           Subject to subsection (c), above, the principal of Term Loan A shall be repaid in biweekly installments of $37,500, commencing February 1, 2010 and continuing until the earlier of (i) the Maturity Date or (ii) at such time as Borrowers repay all outstanding Obligations under the Credit Agreement, at which time the entire principal balance and all accrued and unpaid interest on Term Loan A shall be due and payable in full.”

(c)                                  Section 2.2(e) of the Credit Agreement hereby is amended and restated in its entirety to read as follows:

“(e)                            Subject to subsection (c), above, the principal of Term Loan B shall be repaid in biweekly installments of $37,500, commencing February 1, 2010 and continuing until the earlier of (i) the Maturity Date or (ii) at such time as Borrowers repay all outstanding Obligations under the Credit Agreement, at which time the entire principal balance and all accrued and unpaid interest on Term Loan B shall be due and payable in full.”

(d)                                 New Section 2.2(f) hereby is added to the Credit Agreement to read as follows:

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“(f)                              Subject to subsection (c), above, the payments due as of January 1, 2010 under Sections 2.2(d) and (e) shall be in the aggregate principal amount of $150,000 (plus interest paid in accordance with the terms of the Credit Agreement).”

(e)                                  Section 2.4(c)(i) of the Credit Agreement hereby is amended by amending and restating the clause at the end of the first sentence of such Section 2.4(c)(i) to read as follows:

“; provided, however, that (x) except as set forth in (y) and (z), below, in connection with any such sales or distributions that occur subsequent to the Eighth Amendment Effective Date, Borrowers shall prepay the outstanding Obligations in an amount equal to [* * *]  of the Net Cash Proceeds received in connection with such sales or distributions; (y) Borrowers shall not be obligated to prepay the outstanding Obligations from the Net Cash Proceeds received in connection with the sale of [* * *]; and (z) Borrowers shall prepay the outstanding Obligations in an amount equal to (i) [* * *]  of the Net Cash Proceeds received in connection with the sale of [* * *] and (ii)    [* * *] of the Net Cash Proceeds received in connection with the sale of [* * *].”

(f)                                    Section 5.22 of the Credit Agreement hereby is amended and restated in its entirety to read as follows:

“5.22                     Intentionally Omitted.”

(g)                                 New Section 5.23 hereby is added to the Credit Agreement to read as follows:

“5.23                     Sales of Assets; Key Milestones.

(a)                                  [* * *];

(b)                                 Milestones re and Sale of [* * *].  Borrowers shall (i) achieve each of the “Key Milestones,” by respective dates indicated, [* * *]; in each case of (i) and (ii), in form and content, and on such terms and conditions as are, reasonably acceptable to Agent; and

(c)                                  [* * *]

(h)                                 Section 6.16(a) of the Credit Agreement hereby is amended and restated in its entirety to read as follows:

“(a)                            Intentionally Omitted.”

(i)                                     Section 6.16(b) of the Credit Agreement hereby is amended and restated in its entirety to read as follows:

“(b)                           Intentionally Omitted.”

(j)                                     Section 6.16(c) of the Credit Agreement hereby is amended and restated in its entirety to read as follows:

“(c)                            Intentionally Omitted.”

(k)                                  Section 6.16(d) of the Credit Agreement hereby is amended and restated in its entirety to read as follows:

“(d)                           Intentionally Omitted.”

(l)                                     Notwithstanding any provision of the Credit Agreement to the contrary,

(A) Borrowers shall provide to PEMG the following:

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(i) by Monday of each week, (x) a weekly cash flow report detailing the previous weeks’ receipts and expenses (and Borrowers’ global cash balances as reported in the most recent Borrowing Base Certificate) and (y) a 3-week (by week) forecast for the same line-items as set forth in the weekly cash flow report; in each case, in the form attached to this Eighth Amendment as Exhibit A;

(ii) (x) access to any electronic data room established in connection with the sale, transfer or other disposition of any of Borrowers’ assets, and (y) copies of all letters of intent, term sheets, expressions of interest (or similar), and draft purchase and sale documents (or similar) and other key documents, and copies of all correspondence or other written communications by or among any Borrower and any prospective purchaser (or other acquirer) of any of Borrowers’ assets; in each case, as and when delivered or received;

(iii) evidence of Borrowers’ global cash balances as of the Business Day immediately preceding each Borrowing Base Certificate, certified by an Authorized Person, in the form attached to this Eighth Amendment as Exhibit B; and

(B) Borrowers shall, and shall cause Borrowers’ investment banking or similar firm (including but not limited to Boenning & Scattergood), to meet weekly (or more frequently as PEMG may reasonably determine), on Thursday of each week, at 9:30 a.m. California time, with PEMG to discuss the status of Borrowers’ asset sales efforts, compliance with this Eighth Amendment, and such other matters as PEMG may reasonably determine and/or deem necessary.

8.                                       Default.  In addition to all other Events of Default under the Credit Agreement, Borrowers’ failure to pay any amount when due under this Eighth Amendment or to perform any covenant or other Eighth Amendment contained in this Eighth Amendment or any other document entered into pursuant hereto, shall constitute Events of Default under this Eighth Amendment and the Credit Agreement.

9.                                       Conditions Precedent.  The effectiveness of this Eighth Amendment is subject to Agent’s receipt of all of the following:

(a)                                  this Eighth Amendment and such other agreements and instruments reasonably requested by Agent pursuant hereto (including such documents as are necessary to create and perfect Agent’s interest in the Collateral), each duly executed by each Borrower;

(b)                                 payment of all legal fees and expenses incurred through the date of this Eighth Amendment, estimated not to exceed $35,000 (which shall be remitted via wire transfer according to the instructions set forth in Annex Z hereto); and

(c)                                  such other documents and completion of such other matters as Agent may reasonably deem necessary or appropriate.

10.                                 Release.

(a)                                  Each Borrower acknowledges that neither Agent, any Lender nor PEMG (the “Released Parties”) would enter into this Eighth Amendment without Borrowers’ assurance hereunder.  Except for the obligations arising hereafter under this Eighth Amendment, each Borrower hereby absolutely discharges and releases the Released Parties, any person or entity that has obtained any interest from any of them under the Credit Agreement or otherwise and each of the Released Parties’ and such entities’ former and present partners, stockholders, officers, directors, employees, successors, assignees, agents and attorneys from any known or unknown claims which any Borrower now has against any of them of any nature, including any claims that any Borrower, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Credit Agreement or the transactions contemplated thereby.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)                                 Each Borrower waives the provisions of California Civil Code Section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

(c)                                  The provisions, waivers and releases set forth in this section are binding upon each Borrower and each Borrower’s shareholders, agents, employees, assigns and successors in interest.  The provisions, waivers and releases of this section shall inure to the benefit of the Released Parties and their respective agents, employees, officers, directors, assigns and successors in interest.

(d)                                 Each Borrower warrants and represents that such Borrower is the sole and lawful owner of all right, title and interest in and to all of the claims released hereby and no Borrower has heretofore assigned or transferred or purported to assign or transfer to any person any such claim or any portion thereof.  Each Borrower shall indemnify and hold harmless Agent, each Lender and PEMG from and against any claim, demand, damage, debt, liability (including payment of attorneys’ fees and costs actually incurred whether or not litigation is commenced) based on or arising out of any such assignment or transfer.

(e)                                  The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Eighth Amendment and the Credit Agreement, and/or Agent’s, any Lender’s or PEMG’s actions to exercise any remedy available under the Credit Agreement or otherwise.

11.                                 Consultation of Counsel.  Each Borrower acknowledges that such Borrower has had the opportunity to be represented by legal counsel of its own choice throughout all of the negotiations that preceded the execution of this Eighth Amendment.  Each Borrower has executed this Eighth Amendment after reviewing and understanding each provision of this Eighth Amendment and without reliance upon any promise or representation of any person or persons acting for or on behalf of Agent.  Each Borrower further acknowledges that such Borrower and its counsel have had adequate opportunity to make whatever investigation or inquiry they may deem necessary or desirable in connection with the subject matter of this Eighth Amendment prior to the execution hereof and the delivery and acceptance of the consideration described herein.

12.                                 Miscellaneous.

(a)                                  Successors and Assigns.  This Eighth Amendment shall be binding upon and shall inure to the benefit of Borrower and Agent and their respective successors and assigns; provided, however, that the foregoing shall not authorize any assignment by Borrower of its rights or duties hereunder.

(b)                                 Integration.  This Eighth Amendment and any documents executed in connection herewith or pursuant hereto contain the entire Eighth Amendment between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Eighth Amendment; except that any financing statements or other agreements or instruments filed by Agent with respect to Borrower shall remain in full force and effect.

(c)                                  Course of Dealing; Waivers.  No course of dealing on the part of Agent or its officers, nor any failure or delay in the exercise of any right by Agent, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right.  Agent’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Agent thereafter to demand strict compliance and performance.  Any suspension or waiver of a right must be in writing signed by an officer of Agent.

(d)                                 Time is of the Essence.  Time is of the essence as to each and every term and provision of this Eighth Amendment and the other Credit Agreement.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(e)                                  Legal Effect.  The Credit Agreement remains in full force and effect.  If any provision of this Eighth Amendment conflicts with applicable law, such provision shall be deemed severed from this Eighth Amendment, and the balance of this Eighth Amendment shall remain in full force and effect.

(f)                                    Choice of Law and Venue; Jury Trial Waiver; Judicial Reference; Service of Process.  Section 12 of the Credit Agreement hereby is incorporated herein by this reference as though fully set forth.

(g)                                 Upon the effectiveness of this Eighth Amendment, each reference in the Credit Agreement to “this Eighth Amendment,” “hereunder,” “herein,” “hereof” or words of like import referring to the Credit Agreement shall mean and refer to the Credit Agreement as amended by this Eighth Amendment.

(h)                                 Upon the effectiveness of this Eighth Amendment, each reference in the Loan Documents to the “Credit Agreement” “thereunder,” “therein,” “thereof or words of like import referring to the Credit Agreement shall mean and refer to the Credit Agreement as amended by this Eighth Amendment.

(i)                                     Assignment and Indemnity.  Borrower consents to Agent’s assignment, in accordance with Section 13 if the Credit Agreement, of all or any part of Agent’s rights under this Eighth Amendment and the Credit Agreement.

13.                                 Entire Amendment; Effect of Eighth Amendment.  This Eighth Amendment, and the terms and provisions hereof, constitutes the entire Eighth Amendment among the parties pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous amendments relating to the subject matter hereof. Except as expressly set forth in this Eighth Amendment, the Credit Agreement and other Loan Documents shall remain unchanged and in full force and effect. To the extent any terms or provisions of this Eighth Amendment conflict with those of the Credit Agreement or other Loan Documents, the terms and provisions of this Eighth Amendment shall control. This Eighth Amendment is a Loan Document.

14.                                 Counterparts; Electronic Transmission. This Eighth Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Eighth Amendment by signing any such counterpart. Delivery of an executed counterpart of this Eighth Amendment by electronic mail shall be equally as effective as delivery of an original executed counterpart of this Eighth Amendment. Any party delivering an executed counterpart of this Eighth Amendment by electronic mail also shall deliver an original executed counterpart of this Eighth Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Eighth Amendment.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

[Balance of Page Intentionally Left Blank]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the parties have caused this Amendment Number 8 to Loan Documents to be executed and delivered on the date first written above.

EMRISE CORPORATION		EMRISE ELECTRONICS CORPORATION

By:		By:
Name:	Carmine Oliva	Name:	Carmine Oliva
Title:	Chief Executive Officer	Title:	President

CXR LARUS CORPORATION		RO ASSOCIATES INCORPORATED

By:		By:
Name:	Carmine Oliva	Name:	Carmine Oliva
Title:	President	Title:	President

CUSTOM COMPONENTS, INC.		ADVANCED CONTROL COMPONENTS, INC.

By:		By:
Name:	Carmine Oliva	Name:	Carmine Oliva
Title:	President	Title:	President

GVEC RESOURCE IV INC.,
as Agent and a Lender

By:
Name:
		Title:	Authorized Signatory

By:
Name:
		Title:	Authorized Signatory

[Signature Page to Amendment Number 8 to Loan Documents]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ANNEX X

[* * *]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ANNEX Y

[* * *]